                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                (AMENDMENT NO. 2)

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




                                  MARCH 6, 1998
                Date of Report (Date of earliest event reported)




                             NORTHWEST PIPE COMPANY
             (Exact name of registrant as specified in its charter)




          OREGON                      0-27140                    93-0557988
(State or other jurisdiction  (Commission File Number)         (IRS Employer
     of incorporation)                                      Identification No.)



             12005 N. BURGARD                          (503)285-1400
           PORTLAND, OREGON 97203
(Address of principal executive offices)     (Registrant's telephone number,
                                                 including area code)

                             NORTHWEST PIPE COMPANY
                                   FORM 8-K/A
                                (AMENDMENT NO. 2)

                                      INDEX

      Item    Description                                      Page
      ----    -----------                                      ----
       7      Financial Statements and Exhibits                  3

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Companies Acquired -- See pages F-1 through F-10

     The combined financial statements of Southwestern Pipe, Inc. and P&H Tube Corporation as of September 30, 1997 and for the period from May 1, 1997 (date of inception) to September 30, 1997 were included in Amendment No. 1, filed on May 15, 1998.

(b)  Pro Forma Financial Statements -- See pages PF-1 through PF-5

(c)  Exhibits

     Number    Description
     ------    -----------
      2.1      Stock Purchase Agreement dated March 6, 1998, by and among
               Northwest Pipe Company, Southwestern Pipe, Inc., P&H Tube
               Corporation, Lewis Family Investments Partnership, Ltd., Philip
               C. Lewis, Hosea E. Hederson, Don S. Brzowski, William H. Cottle,
               Barry J. Debroeck, Horace M. Jordan and William B. Stuessy (the
               "Stock Purchase Agreement") (certain schedules to the Agreement and its exhibits are omitted). Incorporated by reference to
               Exhibit 2.1 to the Company's Report on Form 8-K filed with the Securities and Exchange Commission on March 20, 1998.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 21, 1998

                                      NORTHWEST PIPE COMPANY

                                      By: /s/ BRIAN W. DUNHAM
                                         ----------------------------
                                      Brian W. Dunham, President

                         SOUTHWESTERN PIPE, INC. AND
                            P&H TUBE CORPORATION

                REPORT ON AUDIT OF COMBINED FINANCIAL STATEMENTS

            FOR THE PERIOD FROM OCTOBER 1, 1997 TO FEBRUARY 28, 1998

REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Southwestern Pipe, Inc. and P&H Tube Corporation

We have audited the combined balance sheet of Southwestern Pipe, Inc. and P&H Tube Corporation (the Company) as of February 28, 1998 and the related combined statements of income, changes in stockholders' equity and cash flows for the period from October 1, 1997 to February 28, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Southwestern Pipe, Inc. and P&H Tube Corporation as of February 28, 1998, and the results of their combined operations and their cash flows for the period from October 1, 1997 to February 28, 1998 in conformity with generally accepted accounting principles.

As discussed in Note 3 of Notes to Combined Financial Statements, the combined financial statements as of February 28, 1998 and for the period from October 1, 1997 to February 28, 1998 have been restated.

PriceWaterhouseCoopers LLP



Portland, Oregon
April 10, 1998

SOUTHWESTERN PIPE, INC. AND P&H TUBE CORPORATION
COMBINED BALANCE SHEET
(RESTATED)
FEBRUARY 28, 1998

                             ASSETS
Current assets:
   Cash                                                                      $   624,617
   Accounts receivable, less allowance for doubtful accounts of $213,000       4,221,513
   Inventories                                                                 6,321,355
   Prepaid expenses and other current assets                                      37,001
   Deferred income taxes                                                         323,000
                                                                             -----------

       Total current assets                                                   11,527,486

Property, plant and equipment, net                                             5,170,053
Other assets                                                                     230,000
                                                                             -----------

       Total                                                                 $16,927,539
                                                                             -----------
                                                                             -----------

               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                          $ 2,416,197
   Accrued liabilities                                                         1,248,605
   Revolving line of credit                                                    1,229,778
   Revolving term loan                                                         2,799,600
                                                                             -----------

       Total current liabilities                                               7,694,180

Deferred income taxes                                                             52,600
                                                                             -----------

       Total liabilities                                                       7,746,780
                                                                             -----------

Commitments (Note 9)

Stockholders' equity:
   Common stock                                                                    3,745
   Additional paid-in capital                                                  7,619,786
   Retained earnings                                                           1,557,228
                                                                             -----------

       Total stockholders' equity                                              9,180,759
                                                                             -----------

                                                                             $16,927,539
                                                                             -----------
                                                                             -----------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE COMBINED FINANCIAL
STATEMENTS.

SOUTHWESTERN PIPE, INC. AND P&H TUBE CORPORATION
COMBINED STATEMENT OF INCOME
(RESTATED)
FOR THE PERIOD FROM OCTOBER 1, 1997 TO FEBRUARY 28, 1998

Revenue                                                                      $13,169,440

Cost of sales                                                                 10,971,958
                                                                             -----------

       Gross profit                                                            2,197,482

Selling, general and administrative expenses                                   1,328,831

Interest expense                                                                  99,299
                                                                             -----------

       Income from operations before income taxes                                769,352

Provision for income taxes                                                       281,100
                                                                             -----------

       Net income                                                            $   488,252
                                                                             -----------
                                                                             -----------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE COMBINED FINANCIAL
STATEMENTS.

SOUTHWESTERN PIPE, INC. AND P&H TUBE CORPORATION
COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
(RESTATED)
FOR THE PERIOD FROM OCTOBER 1, 1997 TO FEBRUARY 28, 1998

                                             Additional
                                Common       Paid-In        Retained
                                Stock        Capital        Earnings        Total
                               --------     ----------     ----------     ----------
Balance, October 1, 1997       $  3,745     $7,619,786     $1,068,976     $8,692,507

Net income                                                    488,252        488,252
                               --------     ----------     ----------     ----------

Balance, February 28, 1998     $  3,745     $7,619,786     $1,557,228     $9,180,759
                               --------     ----------     ----------     ----------
                               --------     ----------     ----------     ----------

Common stock is comprised of:
    Southwestern Pipe, Inc., $.01 par value,
          1,000,000 shares authorized, 149,800
          shares issued and outstanding
    P&H Tube Corporation, $.01 par value,
          1,000,000 shares authorized, 224,700
          shares issued and outstanding


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE COMBINED FINANCIAL
STATEMENTS.

SOUTHWESTERN PIPE, INC. AND P&H TUBE CORPORATION
COMBINED STATEMENT OF CASH FLOWS
(RESTATED)
FOR THE PERIOD FROM OCTOBER 1, 1997 TO FEBRUARY 28, 1998

Cash flows from operating activities:
    Net income                                                                            $ 488,252
    Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation and amortization                                                        516,247
       Deferred income taxes                                                               (124,926)
       Provision for doubtful accounts                                                      213,000
       Changes in operating assets and liabilities:
          Accounts receivable                                                               235,883
          Inventories                                                                        85,065
          Prepaid expenses and other current assets                                         (19,090)
          Accounts payable and accrued liabilities                                         (756,218)
                                                                                          ---------

       Net cash provided by operating activities                                            638,213
                                                                                          ---------

Cash flows from investing activities:
    Additions to property and equipment                                                     (30,145)
                                                                                          ---------

Cash flows from financing activities:
    Net principal proceeds, revolving line of credit                                        169,424
    Principal repayments, long-term debt                                                   (182,400)
                                                                                          ---------

       Net cash used in financing activities                                                (12,976)
                                                                                          ---------

       Net increase in cash                                                                 595,092

Cash, beginning of period                                                                    29,525
                                                                                          ---------

Cash, end of period                                                                       $ 624,617
                                                                                          ---------

Supplemental disclosures of cash flow information:
  Cash paid during the year for:
       Interest                                                                           $  95,935
                                                                                          ---------
                                                                                          ---------

       Income taxes                                                                       $ 589,532
                                                                                          ---------
                                                                                          ---------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE COMBINED FINANCIAL
STATEMENTS.

SOUTHWESTERN PIPE, INC. AND P&H TUBE CORPORATION
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED

1.   THE ENTITIES:

     The combined financial statements include the accounts and operations of Southwestern Pipe, Inc. and P&H Tube Corporation which are under common control and ownership (collectively referred to as the Entities). All material intercompany transactions and balances have been eliminated in combination.

     Southwestern Pipe, Inc. (SPI), formerly a division of SPAX Incorporated
     (SPAX), is involved in the manufacturing, fabricating, and finishing of high quality tubular products through its plant in Houston, Texas.

     P&H Tube Corporation (P&H), also formerly a division of SPAX, is involved in the manufacturing, fabricating, and finishing of high quality tubular products through its plant in Bossier City, Louisiana.

     Effective May 1, 1997, SPAX completed a tax-free reorganization of its divisions into three separate corporate entities, SPI, P&H and SeaCAT Corporation (SeaCAT), which is a wholly-owned subsidiary of SPAX. The tax-free reorganization and incorporation of the divisions of SPAX at May 1, 1997 resulted in the allocation of assets and liabilities from SPAX to SPI, P&H and SeaCAT. The method of allocation was primarily based upon specific identification; however, the allocation of the current and long-term portions of the revolving line of credit was determined in a manner consistent with the equity ratios of the new entities.

     On March 6, 1998, SPI and P&H entered into a Stock Purchase Agreement with Northwest Pipe Company, a publicly-held company headquartered in Portland, Oregon, under which Northwest Pipe Company agreed to acquire 100% of the outstanding stock of the Entities for a purchase price of approximately $40 million, subject to adjustment.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     INVENTORIES

     Inventories are stated at the lower of last-in, first-out (LIFO) cost or market. The excess amount of current cost over the stated LIFO value was $442,644 at February 28, 1998. Cost of sales for the period from October 1, 1997 to February 28, 1998 would have increased by $444,922 if the first-in, first-out (FIFO) cost method had been used.

     PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. Depreciation is computed principally using the straight-line method over the estimated useful lives of the related assets. Maintenance, repairs and minor renewals are expensed as incurred. Gains or losses resulting from the sale or retirement of assets are included in income.

     INCOME TAXES

     The Entities record deferred income tax assets and liabilities based upon the difference between the financial statement and income tax bases of assets and liabilities using enacted income tax rates. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in net deferred income tax assets and liabilities.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SOUTHWESTERN PIPE, INC. AND P&H TUBE CORPORATION
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

     CONCENTRATIONS OF CREDIT RISK

     Financial instruments which potentially subject the Entities to concentrations of credit risk consist principally of trade receivables. Trade receivables are with a large number of customers, including municipalities, manufacturers, distributors and contractors, dispersed across a wide geographic base.

     During the period from October 1, 1997 to February 28, 1998, sales to two customers represented 36% of total P&H sales and sales to one customer represented 11% of total SPI sales.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of financial instruments are the amounts at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The carrying amounts reflected in the combined balance sheets for cash and cash equivalents, trade receivables, other current assets and current liabilities approximate fair value because of the short maturity for these instruments. The carrying value approximates the fair value of the Entities' borrowings under its long-term arrangements based upon interest rates available for the same or similar loans.

     RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, REPORTING COMPREHENSIVE INCOME, which establishes requirements for disclosure of comprehensive income. The objective of SFAS 130 is to report a measure of all changes in equity that result from transactions and economic events other than transactions with owners. Comprehensive income is the total of net income and all other non-owner changes in equity. SFAS 130 is effective for fiscal years beginning after December 15, 1997.

     Also in June 1997, the FASB issued SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. This Statement will change the way public companies report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and earns revenues and its major customers. This Statement is effective for fiscal years beginning after December 15, 1997.

     In February of 1998, the FASB issued SFAS No. 132, EMPLOYERS' DISCLOSURE ABOUT PENSION AND OTHER POSTRETIREMENT BENEFITS. This statement revises employers' disclosures about pension and other postretirement benefit plans. It does not change the measurement or recognition of those plans. The statement suggests combined formats for presentation of pension and other postretirement benefit disclosures. The statement also permits reduced disclosures for nonpublic entities. This statement is effective for fiscal years beginning after December 15, 1997.

     The Entities' management has studied the implications of SFAS 130, SFAS 131 and SFAS 132 and based on the initial evaluation, expects the adoption to have no impact on the Entities' financial condition or results of operations, but will require revised disclosures when the respective statements become effective.

3.   RESTATEMENT:

     The Company has restated the combined financial statements as of February 28, 1998 and for the period from October 1, 1997 to February 28, 1998 to
     (i) increase the allowance for doubtful accounts by $133,000, (ii) increase capitalized inventory costs by $179,790, (iii) reclassify $230,000 of inventory to a noncurrent asset, (iv) accrue warranty costs of $358,000 and
     (v) accrue additional liabilities of $71,268. These adjustments reduced retained earnings at October 1, 1997 by $222,500 and reduced net income in the period October 1, 1997 to February 28, 1998 by $16,578.

SOUTHWESTERN PIPE, INC. AND P&H TUBE CORPORATION
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED

4.   INVENTORY:

Raw materials                                   $ 2,914,041
Slit coil and finished goods                      3,849,958
                                                -----------
                                                 6,763,999

LIFO reserve                                       442,644
                                                -----------
                                                $ 6,321,355
                                                -----------
                                                -----------

5.   PROPERTY, PLANT AND EQUIPMENT:

Buildings and facilities                       $  3,758,756
Machinery and equipment                          11,996,815
Furniture and fixtures                              379,400
Land                                                594,122
                                               ------------

                                                 16,729,093

Less accumulated depreciation                    11,559,040
                                               ------------

       Property, plant and equipment, net      $  5,170,053
                                               ------------

6.   DEBT:

     SPAX has a revolving line of credit and revolving term loan agreement with Fleet Capital Corporation (Fleet Capital), collateralized by accounts receivable, inventories and equipment. Upon the reorganization described in
     Note 1, the agreement with Fleet Capital was amended to include SPI and P&H, in addition to SPAX. All three companies are jointly and severally liable to Fleet Capital for the amounts outstanding under the line of credit. Subject to the consummation of the Stock Purchase Agreement discussed in Note 1, the agreement with Fleet Capital was amended to release the Entities from any further obligation under the agreement.

     The total amount due to Fleet Capital by all entities was $9,909,319 at February 28, 1998. The interest rate defined by the agreement is a choice of either the London Interbank Offered Rate (5.6% at February 28, 1998) plus 2% or the lending institution's prime rate (8.5% at February 28, 1998) plus 0.5%. Interest expense is allocated based upon the outstanding average debt balance of the respective entity.

     On March 9, 1998, the portions of the revolving line of credit and the revolving term loan which relate to the Entities were paid in full as part of the agreement entered into with Northwest Pipe Company, as discussed in
     Note 1.

     The agreement contains restrictive covenants prohibiting or limiting certain actions of SPAX, SPI and P&H, including payment of cash dividends, capital expenditures, investments and incurrences of debt, and requires certain actions of the entities, including the maintenance of specified levels of profitability and tangible net worth, as defined. At February 28, 1998, the entities were not in compliance with the restrictive covenant related to capital expenditures. The lender has waived compliance with this covenant.

SOUTHWESTERN PIPE, INC. AND P&H TUBE CORPORATION
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED

7.   INCOME TAXES:

     The provision for income taxes consisted of the following:

       Current:
          Federal                   $ 363,000
          State                        43,026
                                    ---------
                                      406,026

       Deferred                       (124,926)
                                     ---------
                                     $ 281,100
                                     ---------
                                     ---------


     The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities are presented below:

       Deferred tax assets:
          Accounts receivable                            $  77,400
          Inventories                                       28,500
          Accrued employee benefits                         82,900
          Accrued warranty                                 134,200
                                                         ---------
             Total deferred tax assets                     323,000
       Deferred tax liabilities:
          Property, plant and equipment                    (52,600)
                                                         ---------
             Net deferred tax assets                     $ 270,400
                                                         ---------
                                                         ---------

     No valuation allowance has been established for deferred tax assets as management believes it is more likely than not that the deferred tax assets will be realized.

8.   RELATED-PARTY TRANSACTIONS:

     SeaCAT provides various general and administrative services to SPI and P&H. For the period from October 1, 1997 to February 28, 1998, SPI and P&H were billed $84,000 by SeaCAT for general and administrative services. Such amounts are settled through the current portion of the revolving line of credit and are included in net selling, general and administrative expenses.

9.   COMMITMENTS:

     SPI leases certain office equipment under the terms of a noncancelable agreement which expires in 1999. Minimum future lease payments under this operating lease as of February 28, 1998 are as follows:

       1998              $ 8,947
       1999                8,052
                         -------
                         $16,999
                         -------
                         -------

     Rent expense for all leases with terms exceeding one year was $10,736 for the period from October 1, 1997 to February 28, 1998.

                             NORTHWEST PIPE COMPANY
                     PRO FORMA CONSOLIDATED BALANCE SHEET
 (DOLLAR AND SHARE AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) (UNAUDITED)

                                             Dec. 31,
                                               1997
                                            -----------                                        Northwest
                                             Northwest      Feb. 28, 1998                        Pipe
                                               Pipe       -----------------                     Company
                                              Company        Southwestern                         and
                                               and               and             Pro Forma     Subsidiaries
                                           Subsidiaries        P&H Tube         Adjustments     Pro Forma
                                          --------------  -----------------     -----------    -----------
ASSETS:
Current assets:
  Cash and cash equivalents                $     904         $    625                   -      $   1,529
  Trade receivables, net                      25,162            4,221            $  1,062 a       30,445
  Cost and estimated earnings
   in excess of billings on
   uncompleted contracts                      19,914                -                             19,914
  Inventories                                 20,530            6,321                 443 b       27,294
  Refundable income taxes                      3,307                -                   -          3,307
  Deferred income taxes                          447              323                   -            770
  Prepaid expenses and other                   1,402               37                   -          1,439
                                          --------------  -----------------     -----------    -----------
    Total current assets                      71,666           11,527               1,505         84,698
Property and equipment, net                   57,447            5,170               7,454 c       70,071
Restricted assets                              2,300                -                              2,300
Goodwill                                           -                -              18,821 d       18,821
Other assets, net                                638              230                   -            868
                                          --------------  -----------------     -----------    -----------
                                           $ 132,051         $ 16,927            $ 27,780      $ 176,758
                                          --------------  -----------------     -----------    -----------
                                          --------------  -----------------     -----------    -----------
LIABILITIES AND STOCKHOLDERS'
EQUITY

Current liabilities:
  Note payable to financial
   institution                             $   7,000         $  1,230            $   (241) e   $   7,989
  Current portion of long-term debt              250            2,799              (2,799) e         250
  Current portion of capital lease
   obligations                                 2,175                                               2,175
  Accounts payable                             8,116            2,416                   -         10,532
  Accrued liabilities                          3,074            1,249                   -          4,323
                                          --------------  -----------------     -----------    -----------
    Total current liabilities                 20,615            7,694              (3,040)        25,269
Long-term debt, less current
 portion                                      38,490                -              40,000 f       78,490
Capital lease obligations, less
 current portion                               1,454                -                   -          1,454
Minimum pension liability                        294                -                   -            294
Deferred income taxes                            419               53                   -            472
                                          --------------  -----------------     -----------    -----------
    Total liabilities                         61,272            7,747              36,960        105,979
                                          --------------  -----------------     -----------    -----------
Stockholders' equity:
  Preferred stock, $.01 par
   value, 10,000,000 shares
   authorized, none issued or
   outstanding Common stock,
   $.01 par value, 15,000,000
   shares authorized, 6,432,035
   issued and outstanding                         64                3                  (3) g          64
Additional paid-in capital                    38,725            7,620              (7,620) g      38,725
Retained earnings                             32,277            1,557              (1,557) g      32,277
Minimum pension liability                       (287)               -                   -           (287)
                                          --------------  -----------------     -----------    -----------
  Total stockholders' equity                  70,779            9,180              (9,180)        70,779
                                          --------------  -----------------     -----------    -----------
                                          --------------  -----------------     -----------    -----------
                                           $ 132,051         $ 16,927            $ 27,780      $ 176,758
                                          --------------  -----------------     -----------    -----------
                                          --------------  -----------------     -----------    -----------

                      The accompanying notes are an integral part of
                    these pro forma consolidated financial statements.

                     NORTHWEST PIPE COMPANY AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
        (DOLLAR AND SHARE AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                              Year ended            Ten
                                               Dec. 31,            months
                                                 1997              ended
                                           -----------------    Feb. 28, 1998                            Northwest Pipe
                                            Northwest Pipe      --------------                               Company
                                                Company         Southwestern                                   and
                                                  and               and             Pro Forma             Subsidiaries
                                             Subsidiaries         P&H Tube         Adjustments              Pro Forma
                                           ------------------ ----------------  ------------------     --------------------
Net sales                                      $ 150,833          $ 31,940                                   $ 182,773
Cost of  sales                                   119,716            25,995        $ (462)   h                  145,640
                                                                                     391    i
                                           ------------------ ----------------  ------------------     --------------------
  Gross profit                                    31,117             5,945            71                        37,133
Selling, general and administrative
  expenses                                        11,382             2,749             -                        14,131
                                           ------------------ ----------------  ------------------     --------------------
Operating income                                  19,735             3,196            71                        23,002
Interest expense                                   1,616               274         2,300    j                    4,190
Interest expense to related parties                  201                 -                                         201
                                           ------------------ ----------------  ------------------     --------------------
Income before income taxes                        17,918             2,922        (2,229)                       18,611
Provision  for income taxes                        6,818             1,143          (870)   k                    7,091
                                           ------------------ ----------------  ------------------     --------------------
  Net income                                  $   11,100          $  1,779      $ (1,359)                    $  11,520
                                           ------------------ ----------------  ------------------     --------------------
                                           ------------------ ----------------  ------------------     --------------------

Basic earnings per share                          $ 1.73                                                        $ 1.80
                                           ------------------                                          --------------------
                                           ------------------                                          --------------------
Diluted earnings per share                        $ 1.68                                                        $ 1.74
                                           ------------------                                          --------------------
                                           ------------------                                          --------------------


Shares used in per share calculations:
   Basic                                            6,405                                                         6,405
                                           ------------------                                          --------------------
                                           ------------------                                          --------------------
   Diluted                                          6,622                                                         6,622
                                           ------------------                                          --------------------
                                           ------------------                                          --------------------

                 The accompanying notes are an integral part of
                   these pro forma consolidated statements.

                SOUTHWESTERN PIPE, INC. AND P&H TUBE CORPORATION
                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS
        (DOLLAR AND SHARE AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                     Southwestern and P&H Tube Combined
                                                 ---------------------------------------------------------------------------
                                                      Five Months              Five Months                 Ten Months
                                                         Ended                    Ended                      Ended
                                                     Sep. 30, 1997            Feb. 28, 1998              Feb. 28, 1998
                                                 ----------------------    ---------------------     -----------------------
Net sales                                         $            18,771        $           13,169        $             31,940
Cost of sales                                                  15,023                    10,972                      25,995
                                                 ----------------------    ---------------------     -----------------------
  Gross profit                                                  3,748                     2,197                       5,945

Selling, general and administrative
   expenses                                                     1,420                     1,329                       2,749
                                                 ----------------------    ---------------------     -----------------------
   Operating income                                             2,328                       868                       3,196

Interest expense                                                  175                        99                         274
                                                 ----------------------    ---------------------     -----------------------
   Income before income taxes                                   2,153                       769                       2,922

Provision for income taxes                                        862                       281                       1,143
                                                 ----------------------    ---------------------     -----------------------
   Net income                                     $             1,291        $              488        $              1,779
                                                 ----------------------    ---------------------     -----------------------
                                                 ----------------------    ---------------------     -----------------------

                 The accompanying notes are an integral part of
               these pro forma consolidated financial statements.

                     NORTHWEST PIPE COMPANY AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLAR AND SHARE AMOUNTS IN THOUSANDS)
                                   (UNAUDITED)

1.   BASIS OF PRESENTATION

The accompanying unaudited pro forma consolidated financial statements have been prepared to present the effect of the acquisition by Northwest Pipe Company ("the Company") of Southwestern Pipe, Inc. ("Southwestern") and P&H Tube Corporation ("P&H Tube"). The pro forma consolidated balance sheet has been prepared based upon the historical financial statements of the Company, Southwestern and P&H Tube as if the acquisitions had occurred at February 28, 1998. The pro forma consolidated statement of operations for the year ended December 31, 1997 has been prepared as if the acquisition occurred at the beginning of the period.

The pro forma consolidated financial statements may not be indicative of the results of operations that actually would have occurred if the transactions had been in effect as of the beginning of the period nor do they purport to indicate the results of future operations of the Company. The pro forma consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's 1997 Annual Report on Form 10-K and the combined audited financial statements and notes thereto for Southwestern and P&H included elsewhere in this report on Form 8-K/A. Management of the Company believes that all adjustments necessary to present fairly such pro forma consolidated financial statements have been made based on the terms and structure of the acquisition transactions.

2.   PRO FORMA ADJUSTMENTS

a. To reflect the estimated receivable from the former shareholders of Southwestern and P&H Tube, resulting from the estimated purchase price adjustment.

b. Inventories were adjusted to record the effect of a change from LIFO to FIFO inventory valuation method for Southwestern and P&H Tube.

c. To adjust property to the approximate fair value on the date of acquisitions.

d.   To reflect goodwill related to the acquisitions.

e. To record repayment of note payable to financial institution and repayment of long-term debt of Southwestern and P&H Tube, net of amounts incurred related to the acquisitions.

f. To record the issuance of $40.0 million of senior notes which were issued in April 1998. Proceeds received under the senior notes were used to reduce amounts outstanding under the Company's note payable to financial institution, and accordingly, in the accompanying pro forma consolidated balance sheet, the $40.0 million is classified as long-term debt.

                     NORTHWEST PIPE COMPANY AND SUBSIDIARIES
          NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (DOLLAR AND SHARE AMOUNTS IN THOUSANDS)
                                   (UNAUDITED)

2.   PRO FORMA ADJUSTMENTS, CONTINUED

g. To reflect the elimination of common stock, additional paid-in capital and retained earnings of Southwestern and P&H Tube.

h. To reflect the decrease in depreciation and amortization expense related to the adjustment of assets to the estimated fair value at the acquisition date. Depreciation is computed for a ten month period, consistent with the period presented for Southwestern and P&H Tube.

i. To reflect amortization of goodwill from the acquisitions, over a period of 40 years. Goodwill amortization is computed for a ten month period, consistent with the period presented for Southwestern and P&H Tube.

j. To reflect interest expense related to the additional debt resulting from the acquisition of Southwestern and P&H Tube. Interest expense is computed using the rates of interest on the $40.0 million of senior notes issued in April 1998, the proceeds of which were effectively used to pay for the acquisitions of Southwestern and P&H Tube. Of the total $40.0 million, $10.0 million bears interest at 6.63% and $30.0 million bears interest at 6.91%. Interest is computed for a ten month period, consistent with the period presented for Southwestern and P&H Tube.

k. To adjust income taxes to reflect the effect of the acquisitions at the effective tax rate of the Company for 1997.